TRANSFER AGENCY AND SERVICES AGREEMENT


         THIS TRANSFER AGENCY AND SERVICES AGREEMENT, dated as of this 26th day of February, 1998 (the "Agreement") by and between REMBRANDT FUNDS (the "Fund"), a Massachusetts business trust having its principal place of business at Chicago, IL and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation registered with the Securities and Exchange Commission as a transfer agent with principal offices at 4400 Computer Drive, Westborough, Massachusetts 01581.

                                   WITNESSETH

         WHEREAS, the Fund is authorized to issue shares ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

         WHEREAS,   the  Fund  intends  to  offer  Shares  in  those  Portfolios identified in the attached Exhibit 1 (each a "Portfolio" and collectively, the "Portfolios"), which may be amended from time to time by the parties hereto;

         WHEREAS, the Fund on behalf of the Portfolios, desires to appoint Investor Services Group as its transfer agent, dividend disbursing agent and agent in connection with certain other activities to perform certain transfer agency services as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article  1        Definitions.

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

                  (c) "Board of Trustees" shall mean the Board of Trustees of the Fund.

                  (d) "Commission" shall mean the Securities and Exchange Commission.

                  (e) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (f) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (g) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person.

                  (i) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets.

                  (j) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (k) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

                  (l) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

                  (m) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

         Other words and phrases not defined herein shall have the meanings set forth in the 1940 Act.

Article  2        Effective Date and Appointment of Investor Services Group.

         This Agreement shall be effective on the date first written above. The Fund, on behalf of the Portfolios, hereby appoints Investor Services Group as transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

Article  3        Duties of Investor Services Group.

         3.1      Investor Services Group shall be responsible for:

                  (a) Administering and performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule A and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law, the procedures of, and established from time to time by, the Fund and the procedures established from time to time between Investor Services Group and the Fund.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (c) In addition to providing the foregoing services, the Fund hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule B for the fees also identified in Schedule B. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

                  (d) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Trustees, or the legality of the issuance of any Shares in payment of any dividend; or
         (iv) the legality of any recapitalization or readjustment of the Shares.

         3.2 In addition, the Fund shall (i) identify to Investor Services Group in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Investor Services Group for the Fund's blue sky State qualification status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above, except to the extent of any liability Investor Services Group may have as the administrator of the Fund.

         3.3 Investor Services Group agrees to provide the services set forth herein in accordance with the Performance Standards annexed hereto as Exhibit 1 of Schedule A and incorporated herein (the "Performance Standards"). Such Performance Standards may be amended from time to time by the parties.

         3.4 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article  4        Recordkeeping and Other Information.

         4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule A in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act and the rules thereunder. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         4.2 To the extent required by Section 31 of the 1940 Act and the rules thereunder, Investor Servicesr fund of the Trust and shall not be binding upon any Trustee, officer or shareholder of the New Fund or the Trust individually.



           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the _______ day of ________, 1998.




Attest:                                              ABN AMRO FUNDS


                                                     By:
Name:
                                     Title:



Attest:                                          FIRST DATA DISTRIBUTORS, INC.



                                                     By:
Name:
                  Title: